Exhibit 10.2

AMENDMENT

OF

EMPLOYMENT AGREEMENT

THIS AMENDMENT is made effective as of August 1, 2010, between Chicago Board Options Exchange, Inc. (the “Company”) and Edward J. Joyce (the “Employee”).

WHEREAS, the Company and the Employee have entered into an Amended and Restated Employment Agreement, effective as of December 31, 2009 (the “Employment Agreement”); and

WHEREAS, the Company and the Employee now consider it desirable to amend the Employment Agreement.

NOW, THEREFORE, pursuant to Section 18 of the Employment Agreement, the parties mutually agree to further amend the Employment Agreement by substituting the following for the second sentence of Section 3(c) of the Employment Agreement:

“Options and other equity awards, if any, granted to Employee under such a plan shall vest upon Employee’s retirement after attaining age fifty-seven (57) and all vested options may thereafter be exercised by Employee for the remainder of their term.”

IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

CHICAGO BOARD OPTIONS EXCHANGE, INC.
/s/ Edward J. Joyce
Edward J. Joyce
By:	/s/ William J. Brodsky
Chief Executive Officer and
Chairman of the Board of Directors